Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Deutsche DWS Variable Series I (formerly Deutsche Variable Series I) of our reports dated February 14, 2019, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the year ended December 31, 2018 of DWS Bond VIP (formerly Deutsche Bond VIP), DWS Capital Growth VIP (formerly Deutsche Capital Growth VIP), DWS Global Small Cap VIP (formerly Deutsche Global Small Cap VIP), DWS Core Equity VIP (formerly Deutsche Core Equity VIP) and DWS CROCI® International VIP (formerly Deutsche CROCI® International VIP). We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 24, 2019